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                                                                   EXHIBIT 10.33


                                                               SEPTEMBER 1, 1997

                          SPEEDFAM INTERNATIONAL, INC.

                   1991 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                     AS AMENDED AND RESTATED JULY 27, 1995
                 AND AS FURTHER AMENDED AS OF SEPTEMBER 1, 1997

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                     UNDER THE U.S. SECURITIES ACT OF 1933

     The SpeedFam International, Inc. 1991 Employee Incentive Stock Option Plan (the "Plan") was approved by the Board of Directors of SpeedFam International, Inc. on July 27, 1995 and by shareholders of SpeedFam International, Inc. on July 27, 1995. This Plan is being provided to potential Plan participants, as required by certain federal securities provision. Additional information regarding the Plan may be obtained by contacting Addo C. Barrows III, 305 North 54th Street, Chandler, Arizona, 85226, phone (602) 705-2100. No reports are sent out detailing options above and exercised, but this information may be obtained by contacting Addo C. Barrows III at the phone number and address above.

     Currently, SpeedFam International, Inc. intends to provide stock for the exercise of options from authorized but unissued shares of common stock. However, in order to prevent dilution, SpeedFam International, Inc. may in the future decide to satisfy options through shares of common stock purchased on the open market. The Compensation Committee of SpeedFam International, Inc. consists of three non-employee Directors who each serve for a one year term.

     The purpose of the Plan is to strengthen the ability of SpeedFam International, Inc. (formerly FamTec International, Inc.), an Illinois corporation (the "Company"), to reward valued employees by furnishing them with additional incentives to continue in its service and to use their maximum efforts on its behalf.

     This purpose will be effected by the granting of stock options under the Plan to purchase shares of Common Stock of the Company which will qualify as "incentive stock options" under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     As used herein "Board of Directors" means the Board of Directors of the Company.

     (1) Shares of Stock Subject to the Plan. The total number of shares of Common Stock of the Company which may be issued and sold pursuant to options granted hereunder shall not exceed One Million Five Hundred Thousand (post July 27, 1995 stock split shares) (1,500,000) shares. Options granted hereunder shall apply to the Company's no-par value Common Stock.

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     (2)   Eligibility. Options may be granted hereunder only to persons who are employees of the Company or of any subsidiary (as defined in Section 425 of the Code) of the Company. No person may be granted an option hereunder who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company at the time the option is granted unless the terms of the option comply with the special provisions of sections (3) and (4)(b) of this Plan relating to employees who own more than such percentage of stock. The Board of Directors shall determine the employee or employees to be granted options under the Plan, the number of shares subject to each option, and the period and terms and conditions of each option in accordance with the provisions of the Plan. An option granted to an employee is exercisable, during the employee's lifetime, only by the employee, and following the employee's death, only in conformance with Section (6) of the Plan.

     (3) Option Price. The purchase price of the Common Stock covered by each option awarded to an Employee shall be determined by the Compensation Committee; provided, however, that the purchase price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value shall mean,

          (a) if the Common Stock is duly listed on a national securities exchange or on the National Association of Securities Dealers Automatic Quotation System/National Market System ("NASDAQ"") ("Duly Listed"), the closing price of the Common Stock for the date on which the option is granted, or, if there are no sales on such date, on the next preceding day on which there were sales, or

          (b) if the Common Stock is not Duly Listed, the fair market value of the Common Stock for the date on which the option is granted, as determined by the Compensation Committee in good faith.

     (4)  Restrictions.

          (a)  No option may be granted under the Plan after May 31, 2001.

          (b)  No option granted under the Plan may be exercised more than Ten
     (10) years after the date on which it is granted; provided, however, when the employee to whom an option is being granted owns, at the time the option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, in no event may such option, by its terms, be exercised more than five (5) years after the date on which it is granted.

          (c) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000).

          (d) Whenever the Board of Directors shall designate an employee to receive an option under the Plan, the employee shall be notified and given the opportunity to


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     enter into an option agreement with, the Company setting forth the terms and conditions of the option in accordance with the Plan.

          (e) Any option awarded hereunder to an Officer of the Company, or the shares of Common Stock into which any such option is exercised, may not be transferred or disposed of for at least six (6) months following the date of acquisition by the Officer of such option. The Compensation Committee shall take no action the effect of which would cause an Officer of the Company to be in violation of the foregoing.

     (5) Non-Transferability. The right to purchase shares under any option granted under the Plan may not be sold, pledged, assigned, transferred or otherwise disposed of in any manner whatsoever; provided, however, that an option granted to an employee may be transferred upon the death of the employee by will or by the laws of descent and distribution. Upon any attempt to sell, pledge, assign, transfer (other than at death) or otherwise dispose of such right to purchase shares, or upon the levy of any attachment or similar process upon such right, such right shall immediately cease and terminate.

     (6) Termination of Employment. Except as provided in Section (12), no shares may be purchased under any option granted under the Plan unless at the time of exercise thereof the optionee is an employee of the Company or a subsidiary of the company, or the optionee's employment by the Company or a subsidiary of the Company terminated no more than three (3) months prior to the purchase of shares under the option. In the event that the employment of an employee to whom an option has been granted under the Plan shall be terminated for any reason other than as set forth in Section (12), such option may, subject to the provisions of the Plan, be exercised (but only to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but in no event later than the date on which the option or right terminates.

     (7) Administration and Amendment of the Plan. The ISO Plan shall be administered in all regards by the Compensation Committee or any successor thereto of the Board of Directors of the Corporation or by such other committee (the "Committee") as shall be determined by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee may adopt rules and regulations and establish forms for carrying out the Plan. The determination, or the interpretation and construction of any provision of the Plan by the Board of Directors shall be final and conclusive. The Board of Directors may make such modifications to the Plan as it may deem proper and in the best interests of the Company; provided, however, that no such modification shall affect or impair any right to purchase shares heretofore granted under the Plan; and provided, further, that without the approval of stockholders (1) the total number of shares which may be purchased under the Plan shall not be increased (except pursuant to Section 10),
(2) the purchase price shall not be changed, and (3) the period during which shares may be purchased under any option shall not be extended. Notwithstanding the


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foregoing, the Board of Directors of the Company may amend the Plan, without stockholder approval to the extent necessary to cause Incentive Stock Options granted under the Plan to meet the requirements of Section 422A of the Code. Any provision in this Plan to the contrary notwithstanding, if any amendment to the Plan requires shareholder approval to meet the requirements of the then applicable rules under Section 16(b) of the Exchange Act, then such amendment shall be subject to the approval of the Corporation's shareholders; provided, further any action taken by the Committee or the Board of Directors pursuant to the Plan, and any provision of the Plan, is null and void if it does not comply with the requirements of Rule 16(b)-3 under the Exchange Act and would otherwise result in liability under Section 16(b) of that Act.

     (8) Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to ratification by the stockholders of the Company within twelve (12) months thereafter.

     (9) Notification Requirement. At such time as stock is transferred pursuant to an exercise of an Incentive Stock Option hereunder the Company shall provide such optionee with a written statement containing (1) the name, address and employer identification number of the Company, (2) the date the option was granted and the stock transferred, (3) the fair market value of shares of stock at the exercise date, (4) the number of shares transferred and (5) the option price.

     (10) Effect of Stock Dividends, Etc. The Board of Directors shall make appropriate adjustments in the price of the shares and the number allotted or subject to allotment if there are any changes in the Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or consolidations.

     (11) Stock Restriction and Redemption Agreement. All shares of the Common Stock of the Company transferred to an optionee upon exercise of an option granted hereunder shall be subject to the terms of the SpeedFam Corporation (now known as FamTec International, Inc.) Master Stock Restriction and Redemption Agreement (Employee Shareholder), or Master Stock Restriction and Redemption Agreement (Non-Employee Shareholder) in the case of a transfer of an option upon the death of the optionee.

     (12) Eligible Retirement, Death, Disability or Change in Control Followed by Involuntary Termination. Notwithstanding anything in the Plan to the contrary, if any employee to whom an option has been granted under the Plan shall die or suffer a disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) while employed by the Company, if any employee terminates his employment pursuant to an Eligible Retirement, or at the discretion of the Compensation Committee and only if provided in the option agreement (or any supplement thereto), if within three (3) years following a Change in Control an employee's employment is terminated by an Involuntary Termination, such option may be exercised in full as set forth herein, whether or not the employee was otherwise entitled at such time to exercise such option. Subject to the restrictions otherwise set forth in the Plan, such option shall be exercisable by the employee, a legatee or legatees of the employee under the employee's last will, or by the employee's

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personal representatives or distributees, whichever is applicable, from the date of such death, disability or termination of employment and until the first to occur of:

          (a) the date on which the option terminates in accordance with the terms of grant;

          (b) the date three (3) months after the date of such employee's Eligible Retirement, his termination due to disability, or the Involuntary Termination of the employee within three (3) years of a Change in Control; or

          (c)  the date one (1) year after the date of such employee's death.

     For purposes of this Plan, the term "Eligible Retirement" shall mean the date upon which an employee, having attained an age of not less than sixty-two, terminates his employment with the Company and its subsidiaries, provided that such employee has been employed by the Company or any of its subsidiaries or any company of which the Company or any of its subsidiaries is the successor for a period of not less than five (5) years prior to such termination. Notwithstanding the preceding sentence, with respect to options granted on or after September 1, 1997, the term "Eligible Retirement" shall mean the date upon which an employee, having attained an age of note less than sixty-five, terminates his employment with the Company and its subsidiaries, provided that such employee has been employed by the Company or any of its subsidiaries or any company of which the Company or any of its subsidiaries is the successor for a period of not less than five (5) years prior to such termination; provided, further, that, at the discretion of the Committee, a lesser age (but not less than age sixty) may be substituted for age sixty-five.

     A "Change in Control" shall be deemed to have occurred upon:

          (a) a business combination, including a merger or consolidation, of the Company and the shareholders of the Company prior to the combination do not continue to own, directly or indirectly, more than fifty-one percent (51%) of the equity of the combined entity;

          (b) a sale, transfer, or other disposition in one or more transactions (other than in transactions in the ordinary course of business or in the nature of a financing) of the assets or earning power aggregating more than forty-five percent (45%) of the assets or operating revenues of the Company to any person or affiliated or associated group of persons (as defined by Rule 12b-2 of the Exchange Act in effect as of the date hereof);

          (c)  the liquidation of the Company;

          (d) one or more transactions which result in the acquisition by any person or associated group of persons (other than the Company, any employee benefit plan whose beneficiaries are employees of the Company or any of its subsidiaries) of the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, in effect as of the

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     date hereof) of forty percent (40%) or more of the Common Stock of the
     Company, securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Company which affiliated persons owned less than forty percent (40%) prior to such transaction or transactions; or

          (e) the election or appointment, within a twelve (12) month period, of any person or affiliated or associated group, or its or their nominees, to the Board of Directors of the Company, such that such persons or nominees, when elected or appointed, constitute a majority of the Board of Directors of the Company and whose appointment or election was not approved by a majority of those persons who were directors at the beginning of such period or whose election or appointment was made at the request of an Acquiring Person.

     An "Acquiring Person" is any person who, or which, together with all affiliates or associates of such person, is the beneficial owner of twenty percent (20%) or more of the Common Stock of the Company then outstanding, except that an Acquiring Person does not include the Company or any employee benefit plan of the Company or any of its subsidiaries or any person holding Common Stock of the Company for or pursuant to such plan. For the purpose of determining who is an Acquiring Person, the percentage of the outstanding shares of the Common Stock of which a person is a beneficial owner shall be calculated in accordance with Rule 13d-e of the Exchange Act.

     "Involuntary Termination" shall mean any termination of the employee prior to the employee attaining age 65, which does not result from either a Termination for Cause, death or disability, and which:

          (a) does not result from a resignation by the employee (other than a resignation pursuant to clause (b) of this paragraph); or

          (b)  results from a resignation following any Change in Duties.

     "Termination for Cause" shall mean only a termination as a result of fraud, misappropriation of or intentional material damage to the property or business of the Company (including its subsidiaries), or commission of a felony by the employee.

     "Change in Duties" shall mean any one or more of the following:

          (a) a significant change in the nature or scope of the employee's authorities or duties from those applicable to him immediately prior to the date on which a Change in Control occurs;

          (b) a material reduction in the employee's annual salary, including a material reduction in the scope of the employee's eligibility for participation in any bonus or other special incentive programs from that provided or available to him immediately prior to the date on which a Change in Control occurs;


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          (c)  a diminution in the employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:

               (i) the opportunities provided by the Company (including its subsidiaries) for executives with comparable duties; or

               (ii) the employee benefits and perquisites to which he was entitled immediately prior to that date on which a Change in Control occurs;

          (d) a change in the location of the Employee's principal place of employment by the Company (including its subsidiaries) by more than fifty miles from the location where he was principally employed immediately prior to the date on which a Change in Control occurs; or

          (e) a reasonable determination by the Board of Directors of the Company, that as a result of a Change in Control and a change in circumstances thereafter significantly affecting employee's position, he is unable to exercise the authorities, powers, function or duties attached to his position immediately prior to the date on which a Change in Control occurs.

Tax Effects

     The following is a general discussion of certain of the federal income tax consequences of the grant and exercise of options and the subsequent sale or exchange of the related Common Stock.

     It is intended that options issued pursuant to the Plan will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an option is an incentive stock option, an individual who is an employee for purposes of Section 3401(c) of the Code (the "participant") will not recognize income upon the grant or exercise of the option; however, an participant subject to the alternative minimum tax (the "AMT") must include in AMT income the difference between the exercise price of the option and the fair market value of the Common Stock at the time the option is exercised (the "bargain purchase element"). The sale or exchange of any Common Stock by the participant will be treated as a long-term capital gain only if such sale or exchange occurs at least two years after the grant of the option and one year after the receipt of the Common Stock by the participant pursuant to the participant's exercise of the option. If either of these holding periods prior to the disposition of the Common Stock acquired pursuant to an exercise of the option are not satisfied (a "disqualifying disposition") the participant will recognize ordinary income equal to the difference between the exercise price of the option and the lower of the fair market value of such Common Stock on the date the option is exercised or the sales price of such Common Stock. Any gain recognized by an participant on a disqualifying disposition above the ordinary income computed in the previous sentence will be a long-term capital gain. Net capital gains on the sale of assets held more than 18 months are currently subject to a maximum marginal stated tax rate of twenty percent


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(20%). However, it should be noted that legislative proposals are introduced from time to time that affect tax rates and could affect differences at which ordinary and capital gains are taxed. It is important to note that an incentive stock option may not be granted to a participant who, at the time such option is granted, is a ten percent (10%) shareholder of the Company unless certain more stringent qualification rules are satisfied.

     The Company may not take a deduction for federal income tax purposes upon the grant or exercise of an incentive stock option. The Company may take a deduction in the year of such disqualifying disposition for the amount that the participant recognizes as ordinary income due to such disqualifying disposition. The Company must generally furnish a statement containing specified information to the participant who exercises an incentive stock option on or before January 31 of the year following the exercise of such option.

     If the option does not qualify as an incentive stock "nonstatutory option" the participant will not recognize income upon the grant of such option; however, such participant will recognize ordinary income upon the exercise of such option by the amount of the bargain purchase element. In certain circumstances, in cases in which the Common Stock are subject to a substantial risk of forfeiture when acquired or if the participant is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred unless the participant files an election with the Internal Revenue Service under
Section 83(b) of the Code. Upon the later sale or exchange of the Common Stock by the participant, any difference between the sales price and the exercise price will be treated as capital gain or loss to the extent not recognized as ordinary income as provided above, and will be long-term if the Common Stock have been held for more than one year.

     The federal income tax consequences to the Company regarding whether, and to what extent, it will obtain any deduction from the grant or exercise of a nonstatutory option as well as whether any gain or loss will be triggered depends upon complex rules beyond the scope of this discussion. Income recognized by an participant of a nonstatutory option will be subject to withholding by the Company.

     The foregoing discussion relates only to federal income taxes; the Company and participants may be subject to state and local taxation. The Company and participants should consult their tax advisers regarding potential state and local taxation with respect to their participation in the Plan.

Further Information

     All Employees are advised that certain documents which are filed with the Securities and Exchange Commission are incorporated by reference herein and in the registration statement that has been filed pursuant to the Securities Act of 1933 which covers the Plan. Such documents are available, without charge, upon oral or written request to Addo C. Barrows III, at the address and phone number above.


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